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                                                                   EXHIBIT 23(a)


                          INDEPENDENT AUDITORS' CONSENT

The Directors and Shareholders
EastGroup Properties, Inc.:

We consent to the inclusion of our reports with respect to the historical summary of gross income and direct operating expenses dated June 6, 1997, for Lockwood Distribution Center; dated September 19, 1997, for Jacksonville and New Orleans Properties; dated September 23, 1997, for Butterfield Trail Industrial Park; dated September 24, 1997, for Southbay Industrial Center, Senator Street Distribution Center and Chamberlain Distribution Center, all for the year ended December 31, 1996, and our report dated September 24, 1997, for Interchange D for the year ended December 20, 1996; which reports appear in the Form 8-K of EastGroup Properties dated September 24, 1997.



                                                   KPMG Peat Marwick LLP

Jackson, Mississippi
September 26, 1997




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